                                                                     Exhibit 5.1

                             Morrison & Foerster LLP
                               5200 Republic Plaza
                             370 Seventeenth Street
                           Denver, Colorado 80202-5638



                                January 16, 2004



Atrix Laboratories, Inc.
2579 Midpoint Drive
Fort Collins, Colorado 80525

         RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Atrix Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933 and the Commission's rules and regulations thereunder (collectively, the "Act") of up to $150,000,000 aggregate amount of debt securities of the Company (the "Debt Securities"), shares of the Company's preferred stock, $0.001 par value per share (the "Preferred Stock"), and shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), which may be issued and sold by the Company from time to time. The Debt Securities, Preferred Stock and Common Stock are referred to herein collectively as the "Securities."

         In connection with this opinion, we have examined the Registration Statement, the forms of Senior Debt Indenture and Subordinated Debt Indenture filed as exhibits to the Registration Statement (each an "Indenture"), and certain other corporate records, documents, instruments and certificates of public officials and of the Company, and have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

         In connection therewith, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Company presented to us for examination. With respect to certain factual matters we have relied upon certificates of officers of the Company.

         We have assumed that the issuance and sale of the Securities by the Company will not violate or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

         We have further assumed that (i) the Registration Statement and any amendments thereto have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement or term sheet relating to the Securities offered thereby has been prepared and filed with the Commission in compliance with the Act and complies with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) any Indenture, purchase, underwriting or similar agreement relating to Securities being offered has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to the Debt Securities, when both (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the "Board") has taken all necessary corporate action in conformity with the certificate of incorporation and bylaws of the Company to approve the issuance and terms of a particular series of such Debt Securities and the related Indenture, the terms of the offering thereof and related matters, and (B) such Debt Securities and the related Indenture have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

         2. With respect to shares of the Preferred Stock, when both (A) the Board has taken all necessary corporate action in conformity with the certificate of incorporation and bylaws of the Company to approve the issuance and terms of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of an amendment to the Company's certificate of incorporation in conformance with applicable law relating to such shares of Preferred Stock and the filing of such amendment with the Secretary of State of the State of Delaware, and

(B) certificates representing such shares of Preferred Stock have been duly executed, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.

         3. With respect to shares of the Common Stock, when both (A) the Board has taken all necessary corporate action in conformity with the certificate of incorporation and bylaws of the Company to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) certificates representing shares of the Common Stock have been duly executed, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) as provided therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

         This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent. Our opinion speaks only as of the date hereof and we assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement referred to above and the use of our name under the heading "Legal Matters" in the prospectus and any part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Morrison & Foerster LLP

                                         Morrison & Foerster LLP